Exhibit 23.1


         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 18, 1999 accompanying the consolidated financial statements of Refac Technology Development
Corporation, appearing in the 1998 Annual Report on Form 10-K for the year ended December 31, 1998 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.



GRANT THORNTON LLP



New York, New York
April 7, 1999